Exhibit 10.1

AMENDMENT TO FOUNDER’S RIGHTS AGREEMENT

This AMENDMENT TO FOUNDER’S RIGHTS AGREEMENT (this “Amendment”), dated as of August 27, 2026 (the “Effective Date”), is made and entered into by and among Millrose Properties, Inc., a Maryland corporation, U.S. Home, LLC, a Delaware limited liability company, Lennar Homes Holding, LLC, a Delaware limited liability company, and CalAtlantic Group, LLC, a Delaware limited liability company (collectively, the “Parties”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, the Parties are party to that certain Founder’s Rights Agreement, dated as of February 7, 2025 (the “Agreement”);

WHEREAS, pursuant to Section 6.02 of the Agreement, the Agreement may be amended by a writing signed by the Parties;

WHEREAS, the Parties desire to amend the Agreement on the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree to the following:

1.	Amendments to the Agreement.

a.	Article 1 of the Agreement is hereby amended to add the following defined term:

“BTR Properties” refers to completed single family homes acquired by the Company or Company Affiliates and intended to be operated by the Company or a Company Affiliates as rental properties.

b.	The definition of “Excluded Capital” in Article 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Excluded Capital” shall mean (i) the first $2 billion, in aggregate, of debt and equity raised by the Company from any source whatsoever, excluding the Initial Capital Amount, Additional Capital Amount, Restored Lost Capital Amount, Recycled Capital Amount and Other Customers Priority Capital and (ii) all capital raised and utilized by the Company solely for purposes of funding the acquisition of BTR Properties.

c.	The definition of “Properties” in Article 1 of the Agreement is hereby amended and restated in its entirety as follows:

“Properties” shall mean any residential properties consisting of (i) properties owned by a Founder Party as of the Effective Date or acquired by a Founder Party subsequent to the Effective Date, (ii) properties that a Founder Party has, as of the Effective Date, a contractual right to acquire; and (iii) any properties now or hereinafter acquired by the Company pursuant to the Program for the benefit of any Founder Parties.

d.	Section 3.06 of the Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.06 Secured Financing Collateral Consent Right. Without the express written consent of Founder, which consent shall be at the sole and absolute discretion of Founder, no Company Affiliate shall mortgage, pledge, hypothecate or otherwise encumber one or more Property in any collateralized financing arrangement, if any other property of the Company subject to any customer right or option to purchase is also pledged as collateral in such financing. Nothing herein shall limit the Company’s right to obtain separate capital (which may include a mortgage, pledge, or other encumbrance) for the acquisition of BTR Properties; provided, that the Properties are not mortgaged, pledged, hypothecated or otherwise encumbered in such transaction.

2.

Effect on Agreement. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms, and the Agreement, as amended hereby, is hereby confirmed and ratified in all respects. After giving effect to this Amendment, any references in the Agreement to “this Agreement” or to the words “hereof” or “hereunder” or words of similar import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind or nature (other than in this Amendment or as otherwise expressly provided), shall mean the Agreement as amended by this Amendment, whether or not this Amendment is expressly referenced. All references in the Agreement to “the date hereof” or “the date of this Agreement” shall refer to the Effective Date.

3.	Miscellaneous. Sections 6.01, 6.02, 6.03, 6.04, 6.10, 6.11, 6.12 and 6.13 of the Agreement shall be incorporated by reference into this Amendment, mutatis mutandis, as if set forth herein in full.

4.

Counterparts. This Amendment may be executed in any number of counterparts, including by electronic transmission, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment effective as of the date first written above.

MILLROSE PROPERTIES, INC., a Maryland corporation

By:	/s/ Robert Nitkin
Name:	Robert Nitkin
Title:	Chief Operating Officer

U.S. HOME, LLC, a Delaware limited liability company

By:	/s/ Diane Bessette
Name:	Diane Bessette
Title:	Vice President and Chief Financial Officer

By:	/s/ Katherine Lee Martin
Name:	Katherine Lee Martin
Title:	Chief Legal Officer and Corporate Secretary

LENNAR HOMES HOLDING, LLC, a Delaware limited liability company

By:	/s/ Diane Bessette
Name:	Diane Bessette
Title:	Vice President and Chief Financial Officer

By:	/s/ Katherine Lee Martin
Name:	Katherine Lee Martin
Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment to Founder’s Rights Agreement]

CALATLANTIC GROUP, LLC, a Delaware limited liability company

By:	/s/ Diane Bessette
Name:	Diane Bessette
Title:	Vice President and Chief Financial Officer

By:	/s/ Katherine Lee Martin
Name:	Katherine Lee Martin
Title:	Chief Legal Officer and Corporate Secretary

[Signature Page to Amendment to Founder’s Rights Agreement]